UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT		84119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Max E. Link, Ph.D.

On August 20, 2014, Max E. Link, Ph.D., tendered his resignation as a member of the Board of Directors (the “Board”) of Amedica Corporation (the “Company”) and as Chairman of the Board effective immediately. On the date of Dr. Link’s resignation as a Director, he was a member and Chairman of the Board’s Nominating and Governance Committee. Dr. Link’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of B. Sonny Bal, M.D.

On August 21, 2014, the Board appointed B. Sonny Bal, M.D., who is currently a member of the Board, to serve as the Chairman of the Board of the Company, effective August 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: August 22, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros
Chief Legal Officer